MAINE PUBLIC SERVICE COMPANY

209 STATE STREET, PO BOX 1209

PRESQUE ISLE, MAINE 04769-1209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2000

April 5, 2000

To the Common Stockholders of

MAINE PUBLIC SERVICE COMPANY

Notice is hereby given that the Annual Meeting of the Stockholders of Maine Public Service Company will be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 9, 2000, at 10:00 a.m. (Eastern Daylight Time), for the following purposes:

1. Electing three members of the Board of Directors to serve until the Annual Meeting of the Stockholders in 2003, or until their successors are elected and qualified.

2. Acting upon any and all other matters in connection with or for the purpose of effecting the foregoing, or as otherwise may properly come before the Meeting or any and all adjournments thereof.

Further information regarding voting rights and the business to be transacted at the Meeting is given in the annexed Proxy Statement.

Only Common Stockholders of record on the stock transfer books of the Company at the close of business on April 3, 2000, will be entitled to vote at the Meeting. Stockholders who are unable to attend the Meeting in person and wish to have their stock voted are requested to sign, date and return promptly the accompanying Proxy.

Your continued interest as a stockholder in the affairs of your Company, its growth and development is genuinely appreciated by the officers and personnel who serve you.

By Order of the Board of Directors,

STEPHEN A. JOHNSON

Clerk

PROXY STATEMENT

MAINE PUBLIC SERVICE COMPANY

209 STATE STREET, PO BOX 1209

PRESQUE ISLE, MAINE 04769-1209

ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2000

April 5, 2000

PROXY AND SOLICITATION

The accompanying Proxy is solicited on behalf of the Board of Directors of Maine Public Service Company (the "Company") for use at the Annual Meeting of the Stockholders to be held at the principal office of the Company, 209 State Street, Presque Isle, Maine, on Tuesday, May 9, 2000, at 10:00 a.m. (Eastern Daylight Time), and at any and all adjournments thereof, for the purposes set forth in the Notice of said meeting annexed hereto and incorporated herein by this reference. This Proxy Statement and accompanying Proxy has been sent to all stockholders entitled to vote at the Annual Meeting on or about April 5, 2000.

The cost of soliciting proxies is to be borne by the Company. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072-2586 to assist in the solicitation of proxies at an estimated cost of $3,500 plus reasonable out-of-pocket expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph by certain of the Company's employees without compensation therefor.

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by submitting a written statement to the Clerk of the Company, by submitting a duly executed Proxy bearing a later date or by appearing in person at the meeting. A Proxy in the accompanying form when it is returned properly executed will be voted at the meeting.

COMMON STOCK OUTSTANDING AND VOTING RIGHTS

On April 3, 2000 (the "record date"), the Company had outstanding 1,607,250 shares of Common Stock (exclusive of 260,000 shares of Treasury Stock which is not entitled to vote). The Common Stock (holders of which are herein occasionally referred to as the "Stockholders") is the only class of stock entitled to vote at this meeting and all the holders thereof are entitled to one vote for each share held on all matters, except that in the election of Directors, each Common Stockholder upon proper notice is entitled to cumulative voting (each Common Stockholder being entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for a single Director or distribute them among the total number of Directors to be elected or among any number of such Directors as such Stockholder may see fit). Only Common Stockholders of record on the stock transfer books of the Company at the close of business on the record date will be entitled to vote at the meeting.

As of December 31, 1999, the following companies each beneficially owned 5% or more of the Company's Common Stock:

	Number of Shares
Name and Address of	of Common Stock
Beneficial Owner	Beneficially Owned	Percent of Class
Franklin Resources, Inc.	115,000	7.1%
777 Mariners Island Blvd.
San Mateo, CA 94404

Dimensional Fund Advisors, Inc.	87,600	5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

As of March 1, 2000, the named directors and executive officers of the Company, individually and as a group, beneficially owned the following class of the Company's Common Stock:

Name of		Number of Shares (1)
Beneficial Owner	Position	Beneficially owned
Robert E. Anderson	Director	1,000
Paul R. Cariani	President and Chief Executive Officer	1,331.5
Donald F. Collins	Director	738
D. James Daigle	Director	500
Richard G. Daigle	Director	630
J. Gregory Freeman	Director	500
Deborah L. Gallant	Director	500
Nathan L. Grass	Director	514
G. Melvin Hovey	Chairman of the Board	3,200 (2)
J. Paul Levesque	Director	500
Frederick C. Bustard	Vice President, Power Delivery	3,216
Larry E. LaPlante	Vice President, Treasurer and	526.8
	Chief Financial Officer
Stephen A. Johnson	Vice President, Energy Atlantic &	670
	General Counsel, Secretary & Clerk
All Directors and Officers as a Group (Thirteen)		13,826.3

(1) The Directors and Officers as a group own in the aggregate less than 1% of the Company's outstanding Common Stock.

(2) 1,650 of these shares are held by Mr. Hovey's spouse. Mr. Hovey disclaims beneficial ownership of all such shares.

None of the persons listed above own beneficially, directly or indirectly, any of the securities of the Company's Subsidiaries, Maine and New Brunswick Electrical Power Company, Limited, or Energy Atlantic, LLC.

ELECTION OF DIRECTORS

The shares represented by the proxies which are executed and returned without direction will be voted at the meeting for the election as Directors of the persons named as nominees in the table set forth below but, in the event that Directors are to be elected by cumulative voting, in the discretion of the proxy holders as to the manner in which the votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as Director until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

Should any of the nominees for the office of Director become unable to accept a nomination or election (which is not anticipated), it is intended that the persons named in the accompanying form of proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for Director who receive the greatest number of votes by Common Stockholders entitled to vote, even though not a majority of votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of Directors.

The Company currently has ten Directors, of which three have a term of office that will expire with the forthcoming Annual Meeting. The Company's Restated Articles of Incorporation (the "Articles") authorize the Board of Directors or the Stockholders to fix the number of Directors from time to time, provided that such number shall not be less than nine nor more than eleven. In accordance with the Articles, the Board of Directors has fixed the number of Directors at ten.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. The class whose term will expire at the 2000 Annual Meeting consists of three nominees, all of whom are now Directors of the Company. Therefore, the Stockholders are asked to elect Messrs. Anderson, Grass, and Levesque, all of whom have been duly nominated by the Board of Directors, to serve a term of office until the 2003 Annual Meeting of Stockholders and their respective successors have been elected and qualified.

DIRECTORS AND NOMINEES

Name and Business Experience for		Year First Elected
Last 5 Years	Age	Director
(Nominees for terms expiring in 2003)
ROBERT E. ANDERSON (4) (6)	62	1993
Chairman of the Board, Chief Financial Officer
and Former President
F. A. Peabody Company
(Insurance) Houlton, Maine
NATHAN L. GRASS (3)	61	1983
President, Grassland Equipment, Inc.
Presque Isle, Maine
J. PAUL LEVESQUE (2) (4)	69	1985
President and Chief Executive Officer
J. Paul Levesque & Sons, Inc. (Lumber Mill) and
Antonio Levesque & Sons, Inc. (Logging Operation)
Masardis, Maine

Name and Business Experience for		Year First Elected
Last 5 Years	Age	Director
(Directors whose terms expire in 2002)
D. JAMES DAIGLE (3)	64	1973
President
D & D Management Co.
Orlando, Florida
DEBORAH L. GALLANT (3)	47	1994
President & CEO, D. Gallant Management Associates
(Management Consultants) Portland, Maine
G. MELVIN HOVEY (1) (4) (6)	70	1981
President of the Company (through May 31, 1994) and
Chairman of the Board
Presque Isle, Maine
(Directors whose terms expire in 2001)
PAUL R. CARIANI (1) (5)	59	1992
President of the Company (as of June 1, 1994)
Executive Vice President, Chief Financial Officer
and Treasurer of the Company (through May 31, 1994)
Presque Isle, Maine
DONALD F. COLLINS (2) (5)	74	1979
Director and Retired President
S. W. Collins Co., Inc.
(Lumber and Building Materials)
Caribou, Maine
RICHARD G. DAIGLE (2) (3)	52	1994
President, Daigle Oil Company
Fort Kent, Maine
J. GREGORY FREEMAN (5) (6)	63	1985
President and Chief Executive Officer
Pepsi-Cola Bottling Company of Aroostook, Inc.
Presque Isle, Maine

__________________________

(1) Mr. Hovey is Director, Chairman of the Board of the Subsidiary, Maine and New Brunswick Electrical Power Company, Ltd. Mr. Cariani is President of this Subsidiary.

(2) Member of the Audit Committee.

(3) Member of the Executive Compensation Committee.

(4) Member of the Pension Investment Committee.

(5) Member of the Nominating Committee.

(6) Member of the Budget & Finance Committee.

DIRECTORS AND COMMITTEE MEETINGS

During the year 1999, the Directors held a total of nine meetings.

The Audit Committee held two meetings in 1999. The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; and (4) provide whatever additional functions it deems necessary in connection with the internal accounting and reporting practices of the Company.

The Executive Compensation Committee held seven meetings, and the Pension Investment Committee held three meetings in 1999.

The function of the Executive Compensation Committee is to review the total compensation of the officers, to make recommendations to the Board with respect to officer and director compensation as it deems appropriate, and to oversee the Company's efforts to promote economic development within its service territory.

The function of the Pension Investment Committee is to review the management of the Company's pension fund by the pension fund trustee and to make recommendations with respect to the management of such fund to the Board and management as it deems necessary.

The Nominating Committee held no meetings in 1999. The function of the Nominating Committee is to review potential candidates for the office of Director and to make recommendations to the Board with respect to such candidates as it deems appropriate. The Nominating Committee will consider nominees recommended by Stockholders. Such recommendations shall be forwarded to the Clerk of the Company, PO Box 1209, Presque Isle, ME 04769-1209.

The Budget and Finance Committee held two meetings in 1999. The function of the Budget and Finance Committee is to review and oversee the capital and operation budgets of the Company and to make recommendations regarding the same to the Board as it sees fit.

During 1999, all Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which they serve.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total compensation paid by the Company and its Subsidiaries in 1997, 1998, and 1999 to Paul R. Cariani, the Company's Chief Executive Officer, Frederick C. Bustard, the Company's Vice President, Power Delivery, Stephen A. Johnson, the Company's Vice President, Energy Atlantic and General Counsel, and to Larry E. LaPlante the Company's Vice President, Treasurer, and Chief Financial Officer. Except for Messrs. Cariani, Bustard, Johnson, and LaPlante, no executive officer of the Company had an annual compensation of more than $100,000 during the Company's last fiscal year, ended December 31, 1999.

SUMMARY COMPENSATION TABLE

			Annual Compensation (1)
Name & Principal				Other Annual (3)	All Other
Position	Year	Salary ($)	Bonus ($) (2)	Compensation ($)	Compensation ($)
PAUL R. CARIANI	1999	142,145	12,844	2,194	0
President and	1998	127,776	4,854	2,084	0
Chief Executive Officer	1997	125,164	0	2,052	0
FREDERICK C. BUSTARD	1999	117,131	11,113	2,017	0
Vice President, Power Delivery	1998	112,110	4,332	1,994	0
	1997	111,535	0	1,734	0
STEPHEN A. JOHNSON	1999	110,027	10,626	1,461	0
Vice President, Energy Atlantic	1998	104,013	3,990	1,455	0
and General Counsel	1997	104,307	0	1,299	0
LARRY E. LAPLANTE	1999	93,986	8,828	1,344	0
Vice President, Treasurer
and Chief Financial Officer

_________________________

(1) The Company does not provide any long-term compensation.

(2) Refer to the Board Executive Compensation Committee Report, beginning on Page 9.

(3) The amounts in this column include: (a) For Mr. Cariani in 1999, $1,556 for the Company's match under the 401(k) Plan and $638 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary. For Mr. Cariani in 1998, $1,334 for the Company's match under the 401(k) Plan; $697 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $53 is the value of personal use of a Company-owned automobile. For Mr. Cariani in 1997, $1,260 for the Company's match under the 401(k) Plan; $636 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Cariani's annual salary; and $156 is the value of personal use of a Company-owned automobile. (b) For Mr. Bustard in 1999, $1,290 for the Company's match under the 401(k) Plan and $727 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Bustard's annual salary. For Mr. Bustard in 1998, $1,173 for the Company's match under the 401(k) Program; and $821 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Bustard's annual salary. For Mr. Bustard in 1997, $1,121 for the Company's match under the 401(k) Program; $523 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Bustard's annual salary; and $90 is the value of personal use of a Company-owned automobile. (c) For Mr. Johnson in 1999, $1,209 for the Company's match under the 401(k) Plan and $252 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary. For Mr. Johnson in 1998, $1,084 for the Company's match under the 401(k) Program; $310 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary; and $61 is the value of personal use of a Company-owned automobile. For Mr. Johnson in 1997, $1,046 for the Company's match under the 401(k) Program; $216 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. Johnson's annual salary; and $37 is the value of personal use of a Company-owned automobile. (d) For Mr. LaPlante in 1999, $1,030 for the Company's match under the 401(k) Plan; $214 for the value of insurance premiums paid by the Company for Term Life Insurance in an amount equal to Mr. LaPlante's annual salary; and $100 is the value of personal use of a Company-owned automobile.

As of January 1, 1999, the Company had in effect employment agreements with Paul R. Cariani, President and Chief Executive Officer; Frederick C. Bustard, Vice President, Power Delivery; Stephen A. Johnson, Vice President, Energy Atlantic and General Counsel; and Larry E. LaPlante, Vice President, Treasurer and Chief Financial Officer.

These agreements provided for severance benefits upon termination for other than good cause following a change in control of the Company. Under these agreements, if the Company terminates the employment of any of those executives within one year following an unfriendly change in control, the company will pay that executive an amount equal to twice his then current salary and will continue his benefits under the Company's then current health, life and disability (but not pension) for eighteen months after termination.

Effective September 13, 1999, the Company amended and restated these agreements with Messrs. Cariani, Johnson and LaPlante and also executed an original employment agreement with William L. Cyr, Assistant Vice President, Power Delivery. Each of these agreements goes through December 31, 2001, subject to automatic renewals for three-year terms. Under these agreements, if the Company terminates the employment of Messrs. Cariani, Johnson, LaPlante or Cyr within two years following any change in control at the Company, the Company will pay him an amount equal (i) to two times his then current salary and (ii) two times the amount to which he would have been entitled under the Company's Incentive Compensation Plan, assuming all applicable performance goals had been satisfied. The agreements also provide for the continuation of the executives' benefits under the then current health, life and disability (but not pension) for two years after termination.

In addition, on May 12, 1992, the Company adopted a prior service executive retirement plan. Under this plan, which is unfunded, certain prior employment of Mr. Johnson, which is relevant to his present occupation, will be treated as years of service for the purpose of accruing benefits under the terms of the Company's pension plan.

RETIREMENT PLAN

Pension costs are not and cannot be readily allocated to individual employees. The Company normally contributes 100% of the remuneration of plan participants. The following Pension Plan Table shows the estimated annual benefits payable upon retirement:

Pension Plan Table

In Dollars

Highest Average Annual
Three Consecutive Years	Annual Benefits for Years of Service
Base Salary (1)	15 yrs	20 yrs	25 yrs	30 yrs or more
120,000	23,262	33,762	44,262	54,762
130,000	25,887	37,262	48,637	60,012
140,000	28,512	40,762	53,012	65,262
150,000	31,137	44,262	57,387	70,512
160,000	33,762	47,762	61,762	75,762

________________________

(1) Because of requirements of the Internal Revenue Code, annual compensation that can be used in calculating retirement benefits is limited to a maximum of $160,000 in 1999.

The compensation covered by the Plan consists of the participant's highest average annual three consecutive years salary, which corresponds to the salary shown on the Summary Compensation Table above. Benefits under the Plan are computed based on a straight-life annuity and are subject to benefits under the Federal Social Security Act. The table above reflects benefits after the Social Security offset.

The estimated annual benefits payable upon retirement to the Company's current executive officers, Messrs. Cariani, Bustard, Johnson and LaPlante were $70,775, $54,762, $50,195, and $42,950, respectively. These amounts are based upon the assumption that these officers will continue their employment at their salary rate at January 1, 2000, until their normal retirement dates and the Company's retirement plan will continue in effect. Messrs. Cariani, Bustard, Johnson and LaPlante have 29, 35, 14, and 15 years, respectively, in the plan. Mr. Johnson is also entitled to the prior service retirement plan, which was described in the "Executive Compensation" section.

Directors who are not employees of the Company are not eligible to participate in the Company's Retirement Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1999, all such Section 16(a) filing requirements were complied with.

DIRECTORS' COMPENSATION

For 1999, Directors who are not employees are compensated on an annual basis of $5,000, except for the Chairman whose annual compensation is $8,000. In addition, non-employee Directors are paid $500 for each Directors' Meeting attended and are reimbursed for any reasonable travel expenses. Non-employee Directors are also paid $500 for each Committee Meeting attended if that Committee Meeting is not held on the same day as a Directors' Meeting. If the Committee Meeting is held on the same day as a Directors' Meeting, non-employee Directors are paid $300 for each Committee Meeting attended. The Chair of each Committee is compensated on an annual basis of $500.

Effective January 1, 2000, directors who are not employees are compensated on an annual basis at $7,000, except for the Chairman whose current compensation is $11,200. Non-employee directors are also paid $600 for each Directors' meeting and Committee Meeting attended, if that Committee Meeting is not held on the same day as the Directors' Meeting. The Chair of each Committee is compensated on an annual basis at $600. If the Committee Meeting is held on the same day as a Directors' Meeting, non-employee Directors are paid $400 for each Committee Meeting attended. Each non-employee Director shall also be compensated $100 for each telephonic Directors' Meeting in which that Director participated.

Effective March 31, 2000, each non-employee Director shall also receive, as additional compensation, a quarterly grant of Company Common Stock equal to $500, rounded down to the nearest whole number of shares, plus cash in lieu of fractional shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation Committee during the fiscal year 1999 were Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, none of whom are now, or have ever been, employees or officers of the Company. Except for their positions as directors, Messrs. R. G. Daigle, D. J. Daigle, Grass, and Ms. Gallant, have not engaged and are not proposing to engage, in any transactions with the Company in which they have a direct or indirect material interest. None of the Company's executives served as directors of any other entity under conditions requiring disclosure in this Proxy Statement.

BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT

The Company's Executive Compensation Committee met on May 10, 1999, to develop recommendations for salary levels for all executive officers for the twelve months beginning June 1, 1999. The Committee's recommendations were adopted by the entire Board, without material modification, on May 11, 1999.

In developing recommended executive base salary levels, the Committee relied on reports by independent management consultants reviewing executive salary levels for comparable utility companies as well as certain businesses within the Company's service territory. The Committee also reviews with the Chief Executive Officer the performance of the other executive officers. The entire Board reviews the Chief Executive Officer's performance in his absence. In making specific base salary recommendations for the individual executive officers the Committee also considers the officer's performance, the general economy in the Company's service territory and the Company's overall financial condition, both currently and as anticipated during the period the salary will be in effect. The Committee does not currently use any specific quantitative measures or indices of Company performance in developing its base salary recommendations for any of the executive officers, including the Chief Executive Officer, nor does it have formal salary grades and ranges. Instead, the Committee's decisions are based upon an informal and subjective review of the matters described above.

In addition to any adjustments to executive base salaries, the Company has also adopted an Executive Incentive Compensation Plan for all executive officers. The Plan provides for graduated awards expressed as a percent of the executive officer's base salary (up to a maximum of 15%) for quantitative performance-related goals. For the 1999 salary adjustment, these goals include attaining earnings based on a ratemaking methodology in excess of the return on equity most recently authorized for the Company by the Maine Public Utilities Commission (MPUC), savings of controllable expenditures as established by the Board's Budget and Finance Committee, attaining customer satisfaction and reliability levels approved by the MPUC, maintaining competitive rates, avoiding the loss of a major customer, improvements in the Company's safety performance, and developing a Board-approved unregulated business. Performance in each of these areas can result in an award of anywhere between 1% and 4% of base salary. Moreover, if the earnings target is not met, awards will be made for attainment of the other specified goals, but only at 50% of the authorized adjustment. For the 1999 salary adjustment, the earnings, controllable expenses, customer satisfaction, competitive rates, no loss of a major customer, and unregulated business development were wholly or partially satisfied, for a total value of 9.81%.

D. JAMES DAIGLE

RICHARD G. DAIGLE

DEBORAH L. GALLANT

NATHAN L. GRASS, Chairman

Members, Executive Compensation Committee

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers, LLP, (PWC) independent public accountants, has been appointed by the Board of Directors for each year since 1996 to examine the accounts of the Company. Representatives of PWC are not expected to be present at the Annual Meeting of Stockholders.

CORPORATE PERFORMANCE GRAPH

The following table compares total shareholder returns over the last five fiscal years to the American Market Value Index (AMEX) and the S&P Utilities Index (S&P). Total return values for the AMEX, S&P, and Maine Public Service (MPS) were calculated based on cumulative total return values assuming reinvestment of dividends. As depicted on the performance graph, both the AMEX Index and the S&P Utilities Index exceeded the five year total return for MPS stock. The shareholder return, shown on the graph, is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Maine Public Service Company,

The AMEX Market Value Index

and the S & P Utilities Index

	12-94	12-95	12-96	12-97	12-98	12-99

Maine Public Service Company	100	112	105	76	102	124
AMEX Market Value	100	126	134	163	166	215
S & P Utilities	100	142	146	183	210	191

*$100 INVESTED ON 12/31/94 IN STOCK OR INDEX -

INCLUDING REINVESTMENT OF DIVIDENDS.

FISCAL YEAR ENDING DECEMBER 31.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the 2001 Proxy and Proxy Statement must be received by the Clerk of the Company, PO Box 1209, Presque Isle, Maine 04769-1209, not later than December 5, 2000.

ADDITIONAL INFORMATION TO STOCKHOLDERS

Any Stockholder who is a beneficial owner of Maine Public Service Company's securities may, upon written request and without charge, obtain a copy of the Company's Annual Report or Form 10-K for 1999, including financial statements and schedules, but not exhibits. Any such request should be directed to Mr. Stephen A. Johnson, Clerk of Maine Public Service Company, P. O. Box 1209, Presque Isle, Maine 04769-1209.

ANNUAL REPORT FOR 1999

The Annual Report for the fiscal year ended December 31, 1999, has been mailed to all Stockholders of the Company with this Proxy and Proxy Statement.

DISCRETIONARY AUTHORITY

The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said notice, and any action in connection with or for the purpose of affecting the same. The accompanying form of proxy provides for discretionary authority for the persons named in the Proxy, or any substitute, to vote in accordance with their judgment on any matters other than those specified in the notice which may properly come before the meeting and the Proxy will be voted in accordance with such discretionary authority.

Maine Public Service Company

209 State Street

P. O. Box 1209

Presque Isle, Maine 04769-1209

Tel. No. (207) 768-5811 - FAX No. (207) 764-6586

Home Page: http://www.mainepublicservice.com - E-Mail: mainepub@mfx.net

(Front of Proxy Card)

MAINE PUBLIC SERVICE COMPANY

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of

Maine Public Service Company - May 9, 2000 at 10:00 A.M.

209 State Street, Presque Isle, Maine.

The undersigned hereby appoints G. Melvin Hovey, Paul R. Cariani and Stephen A. Johnson, or any one or more of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned and with all the powers the undersigned would possess if personally present, to vote upon all matters coming before the above Annual Meeting and any adjournment thereof all shares of Common Stock of Maine Public Service Company that the undersigned would be entitled to vote at such meeting.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in Item 1.

(Continued, and to be signed, on reverse side)

MAINE PUBLIC SERVICE COMPANY

P.O. BOX 11363

NEW YORK, N.Y. 10203-0363

(Back of Proxy Card)

The Board of Directors Recommends a vote "FOR all nominees" in Item 1.

Item 1 - Election of the following

nominees as directors:

FOR all nominees listed below ( )

WITHHOLD AUTHORITY to vote

for all nominees listed below ( )

*EXCEPTIONS ( )

Nominees: Robert E. Anderson, Nathan L. Grass, J. Paul Levesque

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions__________________________________________________________________________________

Change of Address and/ ( )

or Comments Mark Here

Please mark, date and sign your name as it appears at left. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign in full corporate name by duly authorized officer. If shares are held jointly, either stockholder named may sign.

Dated:_________________________________________________________________ , 2000

____________________________________________________________________________

Signature

____________________________________________________________________________

Signature

Votes MUST be indicated (x) in Black or Blue ink. ( )

Sign, Date and Return the Proxy Card in the Enclosed Envelope.